Exhibit 3.1

DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz



ARTICLES OF INCORPORATION
(PURSUANT TO NRS 78)





                                              ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of
   Corporation:               VB Biotech Laboratories, Inc.

2. Resident Agent             United Corporate Services, Inc.
   Name and Street            Name
   Address:
  (must Street be a           202 South Minnesota Street   Carson City        NEVADA 89703
   Nevada address where       Street Address                City                    Zip Code
   process may
   be served).                Optional Mailing Address      City       State        Zip Code

3. Shares:                       See attached rider
   (number of shares             Number of shares                                                   Number of shares
   corporation                   with par value: 100,000,000           Par value: $ 0.0001          without par value:
   authorized
   to issue)

                              1. Dr. Yossef Av-Gay
4. Names & Addresses,            Name
   of Board of                   3849 West 13th Avenue            Vancouver, B.C.   CANADA          V6R-2S9
   Directors/Trustees:           Street Address                        City          State          Zip Code
   (attach additional page
   if there is more than 3    2. Shlomo Wachtel
   directors/trustees            Name
                                 237 Cranbrooke Avenue            Toronto, Ontario  CANADA          M5M-1M8
                                 Street Address                        City          State          Zip Code

                              3.
                                 Name

                                 Street Address                        City          State          Zip Code

5. Purpose: (optional-
   see instructions)          The purpose of this Corporation shall be:

6. Names, Address             Michael A. Barr                                /s/ Michael A. Barr
   and Signature of           Name                                           Signature
   Incorporator.
   (attach additional page    10 Bank Sreet, Suite 560            White Plains        NY             10606
   if there is more than 1    Address                                  City          State          Zip Code
   incorporator).

7. Certificate of             I hereby accept appointment as Resident Agent for the above named corporation.
   Acceptance of
   Appointment of             /s/ Michael A. Barr                                               7/5/05
   Resident Agent:            Authorized Signature of R. A. or On Behalf of R. A. Company        Date
                               Kathleen C. Garlov, Asst. Secy.

This form must be accompanied by appropriate fees.

VB BIOTECH LABORATORIES, INC.

ATTACHMENT:


#3

Class               Number of Shares         Par Value
-----               ----------------         ---------

COMMON                100,000,000            $0.00010
PREFERRED             10,000,000             $0.00100

       The designations and the powers, preferences and rights, and the qualifications or restrictions thereof are as follows:

       The Preferred shares shall be issued from time to time in one or more series, with such distinctive serial designations as shall be stated and expressed in the resolution or resolutions providing for the issuance of such shares as adopted by the Board of Directors; the Board of Directors is expressly authorized to fix the number of shares of each series, the annual rate or rates of dividends for the particular series, the dividend payment dates for the particular series and the date from which dividends on all shares of such series issued prior to the record date for the first dividend payment date shall be cumulative, the redemption price or prices for the particular series, the voting powers for the particular series, the rights, if any, of holders of the shares of the particular series to convert the same into shares of any other series or class or other securities of the corporation, with any provisions for the subsequent adjustment of such conversion rights, the rights, if any, of the particular series to participate in distributions or payments upon liquidation, dissolution or winding up of the corporation, and to classify or reclassify any unissued preferred shares by fixing or altering from time to time any of the foregoing rights, privileges and qualifications.

       All the Preferred shares of any one series shall be identical with each other in all respects, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative; and all preferred shares shall be of equal rank, regardless of series, and shall be identical in all respects except as to the particulars fixed by the Board as hereinabove provided or as fixed herein.

Dean Heller
Secretary of State
254 Norht Carson Street, Suite 1
Carson City, Nevada 89701-4299
(776) 684 5706
Website:  secretaryofstate.biz

Certificate of Amendment
(Pursuant to NRS 78.380)



                                              ABOVE SPACE IS FOR OFFICE USE ONLY

              Certificate of Amendment to Articles of Incorporation
                         For Nevada Profit Corporations
               (Pursuant to NRS 78.380 - Before Issuance of Stock)

1.   Name of Corporation:

     VB Biotech Laboratories, Inc.

2. The articles have been amended as follows (provide article numbers, if available):

       Article 1 of the Articles of Incorporation is hereby amended for the purpose of changing the name of the Corporation from VB Biotech Laboratories, Inc. to VB Trade, Inc. and is hereby amended to read in its entirety as follows:

       1. The name of the Corporation is VB Trade, Inc.



3. The undersigned declare that they constitute AT LEAST TWO-THIRDS of the INCORPORATORS [ ] or of the board of DIRECTORS [X] (check one box only)

4. Effective date of filing (optional): (must be no later than 90 days after the certificate is filed)

5. The undersigned affirmatively declare that to the date of this certificate, no stock at the corporation has been issued.

6.   Signature

     /s/ R Primack                                           /s/ A. Friedman
     ------------------------------                 ----------------------------
           Signature                                        Signature

* If more than two signatures, attach an 8 1/2 x 11 plain sheet with additional signatures.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.